FOR IMMEDIATE RELEASE
Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP, Chief Marketing Officer
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. DEDICATES
SENIOR EXECUTIVE TO MORTGAGE BANKING

Honolulu, HI – April 19, 2010 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (CPB), announced today that Blenn A. Fujimoto will dedicate full time to his role as the President and Chief Executive Officer of Central Pacific HomeLoans, Inc. (CPHL), a wholly owned mortgage banking subsidiary of CPB, in order to concentrate on further developing the company's core business of the origination of home loans in Hawaii.  The corporate positions of Vice Chairman of CPF and Vice Chairman, Hawaii Market, of CPB held by Fujimoto have been eliminated and he has resigned from those positions.

“As we move forward with a flatter and leaner management structure, I am counting on Blenn’s leadership and depth of industry experience being fully dedicated to a key component of our core business,” said John C. Dean, Executive Chairman of the Board of CPF and CPB.  “Supporting homeownership and small businesses in Hawaii continues to be our focus going forward.”

Fujimoto has over 29 years of experience in the banking industry and was responsible for establishing the CPHL subsidiary under CPB in August 2005, and has since continued to serve as its CEO.  In 2009, CPHL originated over $1.9 billion in residential mortgages in Hawaii, topping all other Hawaii-based banks.  Dean joined the company as Executive Chairman of CPF and CPB on March 16, 2010, pending formal regulatory approval, in conjunction with the launch of the company’s recovery plan announced last month.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.9 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and approximately 110 ATMs throughout the State of Hawaii.  Central Pacific HomeLoans, a wholly owned subsidiary of Central Pacific Bank, operates from four locations on the islands of Oahu and Maui.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document contains forward-looking statements concerning business plans, management changes, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the Company’s ability to successfully implement business plans, the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for 2009.  The Company does not update any of its forward-looking statements.